Exhibit 23(j)(3)

                               CONSENT OF COUNSEL

            We consent to the reference to our Firm under the heading "Counsel" in the Registration Statement on Form N-1A of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about August 28, 2008.

/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
August 28, 2008